UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

Rightside Group, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-36262	32-0415537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300

Kirkland, Washington 98033

(Address of principal executive offices, including zip code)

(425)  289-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On February 28, 2017, Rightside Group, Ltd. (“Rightside”) issued a press release announcing financial results for its fiscal quarter and fiscal year ended December 31, 2016.  The full text of Rightside’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Rightside, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Rightside makes reference to certain non-GAAP financial measures in the press release and will make reference to these same measures in its related earnings conference call.  A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is contained in the attached press release.

Item 8.01    Other Events.

On February 28, 2017, Rightside announced the institution of a share repurchase program pursuant to which the Company may purchase up to $50 million of its common stock. Share repurchases under this program are expected to comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and may be made through a variety of methods. The full text of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 28, 2017
99.2	Press Release dated February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rightside Group, Ltd.

	By:	/s/ Taryn J. Naidu
Taryn J. Naidu
Chief Executive Officer
Date: February 28, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 28, 2017
99.2	Press Release dated February 28, 2017